Exhibit 99.1

Transgenomic Files Application for The NASDAQ Capital Market Listing and Board Approves Reverse Stock Split Ratio

Proposed Uplisting Expected to Benefit the Company Through Greater Visibility, Access to Capital, and Increased Share Liquidity

OMAHA, Neb. (Jan 16, 2014) -- Transgenomic, Inc. (OTCBB: TBIO), a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through diagnostic tests as well as clinical and research services, today announced that it has filed an application for listing its common shares on The NASDAQ Capital Market.

The Company's proposed listing on The NASDAQ Capital Market is subject to review by NASDAQ and dependent upon the Company meeting all relevant quantitative and qualitative listing criteria of NASDAQ. The Company believes it currently meets all of NASDAQ's eligibility requirements with the exception of the minimum bid price requirement, which will be addressed by a reverse split of the Company’s common stock.

In addition to the NASDAQ Capital Market application, Transgenomic also announced that its Board of Directors has approved a 1-for-12 reverse split of its issued and outstanding shares of common stock, with a planned effective date of January 27, 2014. After giving effect to the reverse stock split, every 12 shares of the Company's issued and outstanding common stock will automatically be combined into one share of the Company's issued and outstanding common stock. The common stock will trade for 20 business days under the temporary ticker symbol “TBIOD,” with the “D” added to signify that the reverse split has occurred. After 20 business days, the symbol will revert back to the original symbol.

After the reverse split, the number of shares outstanding will be reduced from approximately 88.3 million shares to approximately 7.4 million shares. In connection with the reverse split, stockholders will not receive fractional post-reverse stock split shares; instead, holders will receive cash in lieu of fractional shares. The reverse stock split will not modify the rights or preferences of the common stock.

“This reverse stock split, combined with a possible uplisting to The NASDAQ Capital Market, is the next important step for Transgenomic in becoming a strong molecular diagnostics company,” said Paul Kinnon, President and Chief Executive Officer of Transgenomic. “If approved, an uplisting to NASDAQ, the world’s largest and most recognized electronic trading market, is expected to benefit both our business operations and stockholders through increased awareness and visibility within the investment community, improved share liquidity, and greater access to capital.”

Stockholders who hold their shares in brokerage accounts or "street name" will not be required to take any action to effect the exchange of their shares following the reverse split. Holders of share certificates will receive instructions from the Company's transfer agent, Wells Fargo Bank Minnesota, N.A., regarding the process for exchanging their shares. Wells Fargo Bank Minnesota, N.A. can be reached at (800) 468-9716.

Although the Company believes its common stock will be accepted for listing on NASDAQ, it cannot provide assurances that NASDAQ will ultimately approve the Company's application for listing on The NASDAQ Capital Market.

About Transgenomic, Inc.

Transgenomic, Inc. (www.transgenomic.com) is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases. The Company has three complementary business units: Patient Testing, Biomarker Identification, and Genetic Assays and Platforms, which provide specialized diagnostic tests, contract research services for drug development, and equipment, reagents and other consumables for clinical and research applications in molecular testing and cytogenetics.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to the proposed uplisting of the Company’s common stock to The Nasdaq Capital Market, including the potential benefits of the uplisting, the Company’s ability to meet the quantitative and qualitative listing criteria of NASDAQ and the potential impact of the Company’s reverse stock split. The known risks, uncertainties and other factors affecting these forward-looking statements include the risk that the reverse stock split does not have the anticipated impact, the risk that the Company does not meet or maintain the quantitative and qualitative listing criteria of NASDAQ, the risk that the Company’s application to list its common stock on NASDAQ is not approved and the other risks described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contact:

Investor Contact:
Argot Partners
David Pitts, 212-600-1902
david@argotpartners.com

or

Company Contact:
Transgenomic, Inc.
Investor Relations, 402-452-5416
investorrelations@transgenomic.com